Exhibit 10.2

EXECUTION VERSION

Sponsor Guaranty

This SPONSOR GUARANTY (this “Agreement”) dated as of April 6, 2022, is made by and among the entity identified as the “Guarantor” on the signature pages hereof (the “Guarantor”) and DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent for the Secured Parties under the Loan Agreement (as defined below) (in such capacity and together with any successors in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, certain subsidiaries of the Guarantor have entered into that certain Loan Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Persons party from time to time thereto as Borrowers (each individually, a “Borrower” and collectively, the “Borrowers”), the Persons party from time to time thereto as Equity Owners, Bluerock Residential Holdings, LP, as the Risk Retention Sponsor (solely with respect to Section 5.07 thereof), the Persons party from time to time thereto as Lenders (the “Lenders”), Deutsche Bank AG, New York Branch, as the Administrative Agent, Deutsche Bank Securities, Inc., as Sole Lead Arranger, and Wells Fargo Bank, N.A., as Paying Agent and Calculation Agent. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Loan Agreement.

WHEREAS, the Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Loan Agreement.

WHEREAS, it is a condition precedent to the making of Loans by the Lenders from time to time that the Guarantor shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and in order to induce the Lenders to make Loans from time to time, the Guarantor hereby agrees as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1            Guaranty of Obligations. The Guarantor hereby irrevocably and unconditionally guarantees to the Administrative Agent for the benefit of the Secured Parties, the payment and performance of the Guaranteed Obligations (as defined herein) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. The Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor and not merely as a surety.

1.2            Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations”, collectively with the obligations set forth in Section 5.14(b), means:

(a)            any loss, damage, cost, expense, liability, claim or other obligation to the extent actually incurred by any Secured Party (including attorneys’ fees, costs and expenses incurred) arising out of or in connection with any of the following:

(i)            fraud or intentional misrepresentation by or on behalf of any Relevant Party (including the Property Manager) or any Affiliate of any Relevant Party (each, a “Designated Party”), or by any other Person directed to commit fraud or intentional misrepresentation by any Designated Party, in connection with the Loans, the Financed Properties or the Financed Single Plat Developments;

(ii)            the misapplication, misappropriation or conversion by any Designated Party of, or by any Person directed by any Designated Party to misapply, misappropriate or convert, any Rents, Insurance Proceeds, Transfer Proceeds, Refinancing Proceeds, Awards, Cap Receipts, any Collections, any amounts required to be deposited into any Account or any other receipts of any nature from any Financed Property or Financed Single Plat Development, in each case in violation of the Loan Documents, or failure by any Designated Party to remit Transfer Proceeds or Refinancing Proceeds to the Collection Account as required by the Loan Agreement (in which case the liability of the Guarantor shall be in the amount that is the greater of such proceeds and the Purchase Price associated with the related Financed Property or Financed Properties or Financed Single Plat Developments);

(iii)            without limiting clause (ii) above, any intentional act by a Designated Party to cause Rents to fail to be delivered to a Rent Collection Account, security deposits to a Security Deposit Account, amounts received from time to time in any Rent Collection Account to the Collection Account, Refinancing Proceeds and Transfer Proceeds to the Collection Account in accordance with Section 2.16(a)(iv) of the Loan Agreement or any other Collections to the Collection Account, in each case as required by Section 5.01(k) of the Loan Agreement, or any intentional act by any other Person who is directed by a Designated Party to cause any such failure;

(iv)            if there is any Change of Control, a Transfer of a Financed Property or Financed Single Plat Development, a Refinancing of a Financed Property or Financed Single Plat Development, an unauthorized voluntary Lien on or otherwise encumbering any Financed Property, Financed Single Plat Development or other Collateral, or any transfer of a direct or indirect interest in any Loan Party, in each case, in contravention of the Loan Documents;

(v)            if there is any voluntary incurrence of Indebtedness for borrowed money (whether secured or unsecured) by any Loan Party or any of their successors or assigns party to the Loan Documents, in each case, in contravention of the Loan Documents;

(vi)            any breach by any Loan Party of any obligations set forth in Section 5.01(l)(i) of the Loan Agreement, or any breach by any Loan Party of Section 5.01(l)(ii) of the Loan Agreement that results in a substantive consolidation of such Loan Party with an entity that is not a Loan Party;

(viii)            any failure to pay any Real Estate Taxes as and when required under the terms of the Loan Documents or to maintain in full force and effect fully paid for the Policies required under the terms of the Loan Documents to the extent that there exists sufficient revenue from the Financed Properties to make such payment assuming proper application thereof in accordance with the Loan Agreement;

(ix)            any failure to pay charges for labor or materials or other charges that result in a Lien on any portion of any Financed Property or Financed Single Plat Development to the extent that there exists sufficient revenue from the Financed Properties to make such payment assuming proper application thereof in accordance with the Loan Agreement;

(x)            any commission of a criminal act by any Relevant Party as determined in a court of competent jurisdiction based upon a burden of proof applicable for a criminal conviction rather than a civil judgment;

(xi)            any knowing breach of any representations or warranties in the Loan Agreement or the other Loan Documents with respect to a Financed Property’s qualification as an Eligible Property as of the date made; or

(xii)            any Previously-Owned Properties Liabilities;

(b)            the entire amount of the Obligations, upon the occurrence of any of the following events in clauses (i) through (vi):

(i)            any Loan Party filing a voluntary petition or instituting any other proceeding seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts, under the Bankruptcy Code;

(ii)            the filing of an involuntary petition or other proceeding against any Loan Party seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of it or its debts, under the Bankruptcy Code (each an “Involuntary Proceeding”), in which any Designated Party colludes with, or otherwise assists, such petitioner, or solicits or causes to be solicited petitioning creditors for any such petition or proceeding;

(iii)            any Designated Party consenting to or otherwise acquiescing in or joining in any Involuntary Proceeding against any Loan Party;

(iv)            any Designated Party filing an answer consenting to or otherwise acquiescing in or joining in an application for, or seeking the entry of an order for relief in any proceeding referred to in clause (i) or (ii) above or the appointment of, a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like with respect to any Loan Party or any Financed Property, Financed Single Plat Development or Collateral (or any portion of any of the foregoing);

(v)            any Loan Party making an assignment for the benefit of creditors, or admitting in any legal proceeding, its insolvency or inability to pay its debts as they become due unless such statements are compelled and required by law and otherwise true and correct; or

(vi)            any Designated Party seeking (or consenting to any) substantive consolidation of any Loan Party with an entity that is not a Loan Party in connection with a proceeding under the Bankruptcy Code or other insolvency proceeding;

(c)            the obligation of each Borrower to pay the applicable Release Amount as and when due under the Loan Documents in respect of a Financed Property (or the Financed Single Plat Development to which such Financed Property relates) which fails to qualify as an Eligible Property (after the lapse of any applicable Cure Period therefor); and

(d)            (i) any obligation of any Borrower to pay of all costs associated with the recording of the Mortgages and the assembly of the Mortgage File Required Documents as and when required pursuant to the Loan Agreement, including without limitation all recordation taxes, any costs and/or expenses related to the assembly of such Mortgages and such Mortgage File Required Documents and the delivery thereof to the proper Governmental Authority for recordation, and any reasonable attorneys’ fees or fees for other professionals incurred in connection with the recordation of such Mortgages and related Mortgage File Required Documents and all costs of providing Title Insurance Policies ensuring the priority of the Lien of such Mortgages, and (ii) any loss, damage, cost, expense, liability, claim or other obligation to the extent actually incurred by Administrative Agent (including attorneys’ fees, costs and out-of-pocket expenses) arising out of or in connection with any failure of a Borrower to provide, or delay in providing, a Mortgage and related Mortgage File Required Documents as required under the Loan Documents or any failure of such Mortgage to constitute a valid and enforceable first priority, perfected lien subject to Permitted Liens on the Financed Property or Financed Single Plat Development subject thereto.

1.3            Nature of Guaranty. This Agreement is an irrevocable, absolute and continuing guaranty of payment and performance and not a guaranty of collection. This Agreement may not be revoked by the Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by such Guarantor. This Agreement may be enforced by the Administrative Agent, and, to the extent permitted by the Loan Documents, any Secured Party and any subsequent holder of any Obligations (or any part thereof or interest therein) and shall not be discharged by the assignment or negotiation of all or part of any Loan. This Agreement shall remain in full force and effect until the Administrative Agent has confirmed in writing that the Final Collection Date has occurred.

1.4            Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of the Guarantor hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of any other Relevant Party, or any other party, against the Administrative Agent or any Secured Party or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise, except for the defense of the payment of the Guaranteed Obligations in full in cash by the Borrowers or the Guarantor.

1.5            Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, the Guarantor shall, promptly and, in any event within five (5) Business Days of demand by the Administrative Agent, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States, the amount due on the Guaranteed Obligations to the Administrative Agent at the Administrative Agent’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of the Guaranteed Obligations. Such demand shall be made, given and deemed received in accordance with the notice provisions hereof.

1.6            No Duty To Pursue Others. It shall not be necessary for any Secured Party (and the Guarantor hereby waives any rights which such Guarantor may have to require any Secured Party), in order to enforce the obligations of the Guarantor hereunder, first to (a) institute suit or exhaust its remedies against any other Relevant Party or others liable for amounts due under the Obligations or the Guaranteed Obligations or any other Person, (b) institute suit or exhaust its remedies with respect to the Obligations or any Person, (c) enforce the Administrative Agent’s rights against any collateral which shall ever have been given to secure the Obligations, (d) enforce the Administrative Agent’s rights against any other guarantor of the Guaranteed Obligations, (e) join any other Relevant Party or any others liable for amounts due under the Obligations or the Guaranteed Obligations in any action seeking to enforce this Agreement, (f) exhaust any remedies available to the Administrative Agent or any Secured Party against any collateral which shall ever have been given, or (g) resort to any other means of obtaining payment of the Guaranteed Obligations. The Administrative Agent shall not be, and no Secured Party shall be, required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7            Waivers. The Guarantor agrees to the provisions of the Loan Documents, and hereby waives, to the extent permitted by applicable law, notice of (a) any loans or advances made to any Loan Party, (b) acceptance of this Agreement, (c) any amendment or extension of the Loan Agreement, any Mortgage, if applicable, or of any other Loan Documents, (d) the execution and delivery by any Loan Party or other Person and any Secured Party of any other loan or credit agreement or of any Borrower’s or any Loan Party’s or other Person’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with any Property, (e) any Secured Party’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (f) the occurrence of any Default or an Event of Default, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral under the Loan Documents, (h) protest, proof of non-payment or default by any other Relevant Party or others liable for amounts due under the Obligations or the Guaranteed Obligations and (i) any other action at any time taken or omitted by the Administrative Agent or any Secured Party, and, generally, all demands and notices (other than notices required to be delivered to the Guarantor under any Loan Document) of every kind in connection with this Agreement or the Loan Documents.

1.8            Effect of Bankruptcy. In the event that, pursuant to the Bankruptcy Code or any judgment, order or decision thereunder, any Secured Party must rescind or restore any payment, or any part thereof, received by such Secured Party in satisfaction of the Guaranteed Obligations (or any part thereof), as set forth herein, all obligations under this Agreement with respect to such payment shall be reinstated as though such payment had been due but not made at such time and remain in full force and effect and any prior release or discharge from the terms of this Agreement with respect to such payment given to the Guarantor shall be without effect. It is the intention of the Administrative Agent and the Guarantor that the Guarantor’s obligations hereunder shall not be discharged except by the Guarantor’s payment of such obligations and then only to the extent of such payment.

1.9            Construction. The terms “Borrower”, “Loan Party” or “Relevant Party” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of such Borrower, Loan Party or Relevant Party or any interest in such Borrower, Loan Party or Relevant Party. For the avoidance of doubt, any act or omission of any Designated Party, or any occurrence with respect to any Relevant Party, in each case referred to in Section 1.2 hereof as giving rise to a Guaranteed Obligation, shall give rise to a Guaranteed Obligation notwithstanding whether the same occurs or is omitted with respect to any one or more Designated Party or Relevant Party. For the avoidance of doubt, without any implication to the contrary, any event shall be deemed “in contravention of” a Loan Document if it constitutes an Event of Default under such Loan Document.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS

The Guarantor hereby consents and agrees to each of the following, and agrees that the Guarantor’s obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice, other than any notice required to be delivered to the Guarantor under any Loan Document) which the Guarantor might otherwise have as a result of or in connection with any of the following:

2.1            Modifications. Any change in the time, manner or place of payment of all or any part of the Guaranteed Obligations, or in any other term thereof, or any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between any Relevant Party and the Administrative Agent, or any other parties, pertaining to the Guaranteed Obligations or any failure of the Administrative Agent or any Secured Party to notify the Guarantor of any such action (other than any such notice required to be delivered to the Guarantor under any Loan Document).

2.2            Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by the Administrative Agent or any Secured Party to any other Relevant Party or others liable for amounts due under the Obligations or the Guaranteed Obligations.

2.3            Condition of any Relevant Party. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any other Relevant Party or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any other Relevant Party or others liable for amounts due under the Obligations or the Guaranteed Obligations, or any sale, lease or transfer of any or all of the assets of any Relevant Party or others liable for amounts due under the Obligations or the Guaranteed Obligations, or any changes in the shareholders, partners or members of any Relevant Party or others liable for amounts due under the Obligations or the Guaranteed Obligations; or any reorganization of any Relevant Party or others liable for amounts due under the Obligations or the Guaranteed Obligations.

2.4            Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) any other Relevant Party or others liable for amounts due under the Obligations or the Guaranteed Obligations has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such Relevant Party or others liable for amounts due under the Obligations or the Guaranteed Obligations, other than the payment (in full) of the Obligations and/or the Guaranteed Obligations, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that the Guarantor shall remain liable hereon regardless of whether any other Relevant Party or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason other than the payment (in full in cash) of the Obligations and/or the Guaranteed Obligations.

2.5            Release of the Guarantor. Any full or partial release of the liability of any other Relevant Party or any other Person liable for the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by the Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and such Guarantor has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations, or that the Administrative Agent will look to other Persons to pay or perform the Guaranteed Obligations.

2.6            Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7            Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8            Care and Diligence. The failure of the Administrative Agent or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of the Administrative Agent (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9            Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by the Guarantor that the Guarantor is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

2.10            Offset. Any existing or future right of offset, claim or defense of any other Relevant Party or other Person against the Administrative Agent, or any other Person, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise, other than the payment (in full in cash) of the Guaranteed Obligations.

2.11            Merger. The reorganization, merger or consolidation of any Relevant Party or others liable for amounts due under the Obligations or the Guaranteed Obligations into or with any other Person.

2.12            Preference. Any payment by any other Relevant Party or others liable for amounts due under the Obligations or the Guaranteed Obligations to the Administrative Agent or any Secured Party that is held to constitute a preference under the Bankruptcy Code, or for any reason the Administrative Agent or any Secured Party is required to refund such payment or pay such amount to any other Relevant Party or someone else.

2.13            Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof; it is the unambiguous and unequivocal intention of the Guarantor that such Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or not contemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

Notwithstanding anything to the contrary contained in this Article II, or any other term or provision of this Agreement, the Guarantor does not waive (i) any notice that is required to be given to the Guarantor by the Administrative Agent or any other Secured Party under any Loan Document or (ii) any defense that the Guaranteed Obligations have been satisfied in full.

ARTICLE III

REPRESENTATIONS, WARRANTIES and Covenants

3.1            Representations and Warranties. To induce the Secured Parties to enter into the Loan Documents and extend credit to the Borrowers, the Guarantor (i) represents and warrants as to itself that all representations and warranties relating to it contained in the Loan Documents are true and correct and (ii) further represents and warrants as of the Closing Date and on each date a Loan is made under the Loan Agreement that:

(a)            Such Guarantor is an Affiliate of the Borrowers, is the owner of a direct or indirect interest in the Borrowers, and has received, or will receive, direct or indirect benefit from the making of this Agreement with respect to the Guaranteed Obligations.

(b)            Such Guarantor is familiar with the financial condition of the Borrowers and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Obligations; provided, however, such Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Agreement.

(c)            Neither the Administrative Agent nor any other party has made any representation, warranty or statement to such Guarantor in order to induce such Guarantor to execute this Agreement.

(d)            Such Guarantor has been duly organized and is validly existing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Such Guarantor is duly qualified to do business and in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, except to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (i) the property, business, operations or financial conditions of the Guarantor or (ii) the ability of the Guarantor to perform its obligations hereunder (a “Material Adverse Effect”).

(e)            Such Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by or on behalf of such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(f)            The execution, delivery and performance of this Agreement by such Guarantor (i) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, such Guarantor’s Constituent Documents, (ii) will not result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over such Guarantor or any of such Guarantor’s properties or assets, (iii) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the terms of any indenture, mortgage, deed of trust, deed to secure debt, loan agreement, management agreement or other agreement or instrument to which such Guarantor is a party or to which any of such Guarantor’s property or assets is subject, that could, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and (iv) except for Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the assets of such Guarantor. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by such Guarantor of this Agreement has been obtained and is in full force and effect.

(g)            There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other entity now pending or, to such Guarantor’s actual knowledge, threatened against or affecting such Guarantor, which actions, suits or proceedings could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)            Such Guarantor has (i) not entered into the transaction contemplated by this Agreement with the actual intent to hinder, delay or defraud any creditor and (ii) received reasonably equivalent value in exchange for its obligations under this Agreement. After giving effect to this Agreement, such Guarantor is Solvent. No petition in bankruptcy has been filed against such Guarantor in the last seven (7) years prior to the date of this Agreement, and such Guarantor has not, in the last seven (7) years prior to the date of this Agreement, made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Such Guarantor is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and, to the Guarantor’s knowledge, no Person is contemplating the filing of any such petition against it.

(i)            The Guarantor is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(j)            (i) The Guarantor, collectively with the Peak Sponsor, owns directly or indirectly one-hundred percent (100%) of the Equity Interests of each Equity Owner and (ii) each Equity Owner owns directly (in the case of the Borrowers) or directly or indirectly (in the case of the TRS Borrowers) one hundred percent (100%) of the Equity Interests of its subsidiary Borrowers and its subsidiary TRS Borrowers.

(k)            The Guarantor is not a “foreign person” within the meaning of § 1445(f)(3) of the Code.

The representations and warranties contained in this Section 3.1 shall survive the execution and delivery of this Agreement and the payment and performance of the Guaranteed Obligations.

3.2      Covenants. (a)      The Guarantor covenants and agrees to perform and observe all of the terms, covenants and agreements set forth in the Loan Documents that are required to be, or that any Borrower has agreed to cause to be, performed or observed by such Guarantor.

(b)            The Guarantor shall not make (i) any dividend or distribution of any nature (other than a dividend or distribution of cash, or on the Equity Interests of Loan Parties made solely to the extent necessary for the Guarantor to qualify or maintain its status as a REIT) or any other payments virtue of redemption, retirement or otherwise, on any class of Equity Interests or subordinate Indebtedness issued by such Person, whether such Equity Interests are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly, or (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests or subordinate Indebtedness of the Guarantor now or hereafter outstanding, to the extent that any such action in either of clauses (i) and (ii), would cause Guarantor to breach the Sponsor Financial Covenants.

ARTICLE IV

AGREEMENT TO PAY, SUBROGATION AND SUBORDINATION

4.1            Subordination of All Guarantor Claims.

(a)            Without limiting any other right that the Administrative Agent or any other Secured Party has at law or in equity against the Guarantor, if any Borrower or any other Relevant Party fails to pay any Guaranteed Obligation when and as due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor agrees to promptly pay the amount of such unpaid Guaranteed Obligations to the Administrative Agent in cash. Upon payment by the Guarantor of any sums to the Administrative Agent as provided herein, all of the Guarantor’s rights of subrogation, exoneration, contribution, reimbursement, indemnity or otherwise arising therefrom against any Borrower, any other Relevant Party or any other Person with respect to such sum shall, subject to Section 4.3 below, be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all Obligations. Until the Final Collection Date, if any payment shall be paid to the Guarantor in violation of the immediately preceding sentence on account of such subrogation, exoneration, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Secured Parties, segregated from other funds of such Guarantor, and promptly paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited against the payment of the Obligations, whether due or to become due, in accordance with the terms of the Loan Documents or to be held as Collateral for any Obligations.

(b)            Until the Final Collection Date, the Guarantor hereby subordinates any and all obligations owed to such Guarantor by each Borrower, each other Relevant Party or others liable for amounts due under the Obligations or the Guaranteed Obligations (the “Subordinated Obligations”) to the Obligations to the extent provided below:

(i)            The Guarantor shall not accept, demand or take any action to collect any payment on the Subordinated Obligations without the prior written consent of the Administrative Agent.

(ii)            The Guarantor agrees that the Secured Parties shall be entitled to receive full payment in cash of all Obligations (including interest accruing during the pendency of any proceeding under the Bankruptcy Code, regardless of whether allowed or allowable in such proceeding (“Post-Petition Interest”)) in any proceeding under the Bankruptcy Code against any other Relevant Party or others liable for amounts due under the Obligations or the Guaranteed Obligations before the Guarantor receives any payment on account of any Subordinated Obligations.

(iii)            After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against any other Relevant Party or the Guarantor under the Bankruptcy Code), the Guarantor shall collect, enforce and receive payments on the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Obligations (including Post Petition Interest), together with any necessary endorsements or other instruments of transfer, without reducing or affecting the liability of the Guarantor under this Agreement in any respect.

(iv)            After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against any other Relevant Party or the Guarantor under the Bankruptcy Code), the Administrative Agent is authorized and empowered (but not obligated), in its discretion, (x) in the name of the Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amount so received to the Obligations (including Post Petition Interest), and (y) to require the Guarantor (A) to collect and enforce and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Obligations (including Post Petition Interest).

For the avoidance of doubt, the subordination and other restrictions provided for in this Section 4.1 shall not restrict payment of any Restricted Junior Payments to the extent such Restricted Junior Payments are permitted under the Loan Agreement.

4.2            Payments Held in Trust. Until the Final Collection Date, in the event that, notwithstanding anything to the contrary in this Agreement, the Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Agreement, such Guarantor agrees to hold in trust for the Administrative Agent an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to the Administrative Agent, and the Guarantor covenants promptly to pay the same to the Administrative Agent.

4.3            Liens Subordinate. The Guarantor agrees that, until the Final Collection Date, no liens, security interests, judgment liens, charges or other encumbrances shall exist upon any other Relevant Party’s assets securing payment of the Subordinated Obligations and if any such liens, security interests, judgment liens, charges or other encumbrances shall exist, the same shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon any other Relevant Party’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of such Guarantor or the Administrative Agent presently exist or are hereafter created or attach. Until the Final Collection Date, without the prior written consent of the Administrative Agent, the Guarantor shall not (a) exercise or enforce any creditor’s right it may have against any other Relevant Party on account of the Subordinated Obligations, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any proceeding under the Bankruptcy Code) to enforce any liens, mortgages, deeds of trust, deeds to secure debt, security interests, collateral rights, judgments or other encumbrances on assets of any other Relevant Party held by such Guarantor.

4.4            Maximum Liability and Contribution. Notwithstanding anything contained herein to the contrary, the Guaranteed Obligations shall at all times be limited to the maximum amount as will result in the Guaranteed Obligations not constituting a fraudulent transfer or conveyance for purposes of the Bankruptcy Code to the extent applicable to this Agreement and the Guaranteed Obligations.

ARTICLE V

MISCELLANEOUS

5.1            Waiver. No failure to exercise, and no delay in exercising, on the part of the Administrative Agent, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Administrative Agent hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

5.2            Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by electronic mail) and shall be personally delivered or sent by registered mail, return receipt requested, or by overnight courier or by electronic mail, to each party hereto, at its address set forth on Schedule I or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of overnight courier, two (2) days after being deposited with such courier, or, in the case of notice by electronic mail, when electronic confirmation of receipt is obtained, in each case addressed as aforesaid.

5.3            Governing Law, Submission to Jurisdiction, Waivers.

(a)            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT LAWS).

(b)            The Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against the Administrative Agent or any Secured Party, or any other Person in any way relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, in any forum other than the courts of the State of New York sitting in Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and the Guarantor irrevocably and unconditionally submits to the exclusive jurisdiction, and the Administrative Agent submits to the non-exclusive jurisdiction, of such courts and agrees that any such action, litigation or proceeding may be brought in any such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein or in any other Loan Document shall affect any right that Administrative Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Guarantor or any other Relevant Party or their respective properties in the courts of any jurisdiction.

(c)            The Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

5.4            Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.5            Amendments. No term or provision of this Agreement may be amended, supplemented or otherwise modified except in a writing signed by the Guarantor and the Administrative Agent (with the consent of the Majority Lenders to the extent required by the Loan Agreement).

5.6            Parties Bound; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives and an assignment by any Secured Party of all or any part of its interest in the Loans (as and to the extent permitted under the Loan Agreement) shall not affect the liability of the Guarantor hereunder; provided, however, that except as provided in Section 5.15, the Guarantor may not, without the prior written consent of Administrative Agent, assign any of its rights, powers, duties or obligations hereunder.

5.7            Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

5.8            Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

5.9            Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The parties hereto agree that this Agreement may be executed and delivered by electronic signatures and that the signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

5.10            Rights and Remedies. If the Guarantor becomes liable for any indebtedness owing by any other Relevant Party to the Administrative Agent or any other Secured Party, by endorsement or otherwise, other than under this Agreement, such liability shall not be in any manner impaired or affected hereby and the rights of the Administrative Agent hereunder shall be cumulative of any and all other rights that Administrative Agent may ever have against such Guarantor. The exercise by the Administrative Agent of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.11            Waiver of Right To Trial By Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.12            Taxes. The provisions of Section 2.12 of the Loan Agreement shall be applicable to all payments made under this Agreement as if such Guarantor is a Loan Party.

5.13            Right of Set-off. If an Event of Default has occurred and is continuing, and if any Guaranteed Obligations are due and payable and with the consent of the Administrative Agent, each Secured Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) for the account of Guarantor at any time held by any Secured Party and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Secured Party or its Affiliates whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not such Secured Party or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Guarantor are owed to a branch, office or Affiliate of such Secured Party different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Secured Party and each of its Affiliates under this section are in addition to other rights and remedies (including other rights of set-off) that such Secured Party or such Affiliate may have. Each Secured Party shall notify the Guarantor and the Administrative Agent promptly after any such set off and appropriation and application; provided that the failure to give such notice shall not affect the validity of such set off and appropriation and application.

5.14            Indemnification; Payment of Expenses.

(a)            The Guarantor hereby agrees to indemnify and hold harmless the Administrative Agent (and any sub-agent thereof), each other Secured Party and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) from and against any and all losses, damages, liabilities, claims and related costs and expenses, including reasonable attorneys’ fees and disbursements, and (without duplication of any amounts paid under Section 5.12) Taxes, awarded against or actually incurred by such Indemnitee to the extent resulting from (i) any third-party investigation, litigation or proceeding or other claims of third parties related to this Agreement and (ii) any breach by such Guarantor of its obligations under this Agreement; provided that such indemnity shall not, as to any Indemnitee, be available to the extent of any amounts (x) resulting from the gross negligence, fraud or willful misconduct of such Indemnitee, (y) resulting from any breach of this Agreement by such Indemnitee as determined by a court of competent jurisdiction by final and non-appealable judgment or (z) constituting Excluded Taxes. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.

(b)            The Guarantor shall, immediately upon demand by the Administrative Agent, pay all damages, losses, claims, liabilities and related costs and expenses (including court costs and reasonable attorneys’ fees, disbursements, costs and expenses) incurred by the Administrative Agent in the enforcement hereof or the preservation of Administrative Agent’s rights hereunder.

(c)            To the fullest extent permitted by applicable law, each party hereto (and the Administrative Agent on behalf of all other Indemnitees) hereby agrees not to assert, and hereby waives, any claim against any other party or their respective Affiliates, directors, officers, employees, attorneys or agents, on any theory of liability, for consequential damages (other than interest and fees due and payable or arising out of claims by third parties) or punitive damages (other than arising out of claims by third parties) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of proceeds thereof.

(d)            All amounts due under this Section shall be payable promptly (and in any event within five (5) Business Days after demand therefor).

5.15            Continuing Guaranty; Assignments Under the Loan Agreement. This Agreement is a continuing guaranty and shall (i) remain in full force and effect until the Final Collection Date, (ii) be binding on the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Administrative Agent on behalf of the Secured Parties and their successors and assigns. Subject to the terms and conditions set forth in the Loan Agreement, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement (including all or any portion of its Commitments and the Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Except in connection with a transfer of ownership interests, consolidation and/or merger permitted under the Loan Agreement, no Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent.

5.16            Survival. The agreements and obligations of the Guarantor contained in Section 1.1 (to the extent set forth in Section 1.8), Section 1.8, Section 5.12 and Section 5.14, and the representation and warranties of the Guarantor contained in Section 3.1, shall survive execution and delivery of this Agreement, termination of this Agreement and the other Loan Documents and the occurrence of the Final Collection Date.

5.17            State Specific Provisions.

(a)            Indiana Provisions. The following Indiana provisions are not intended to, and do not, limit the express choice of New York law set forth in Section 5.3(a) of this Agreement and as set forth in the other Loan Documents, and are set forth herein, if and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Indiana law is held to govern this Agreement, any Mortgage encumbering a Property located in Indiana or any other Loan Document:

(i)            The Guarantor unconditionally and irrevocably express waives and relinquishes any and all rights, benefits or remedies that it may have or be able to assert by reason of the las of the State of Indiana providing for any valuation or appraisement laws applicable to any portion of the Properties located in the State of Indiana.

(ii)            Pursuant to the provision of Indiana Code 26-1-3.1-605(i), the Guarantor hereby expressly waives any and all events that would otherwise constitute a discharge of this Agreement or would be considered as defenses based upon suretyship or impairment of collateral; provided, however, nothing in this Agreement is intended to waive or vary the duties of the Administrative Agent or any Lender or the rights of the Guarantor or any obligor in violation of Indiana Code 26-1-9.1-602.

(iii)            The phrases “attorneys’ fees”, when used herein and in the other Loan Documents shall include any and all attorneys’, paralegals’ and law clerks’ fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by the Administrative Agent or any Lender in protecting its interest in the Properties, or any part thereof, and enforcing its rights hereunder.

(b)            Missouri Provisions. The following Missouri provisions are not intended to, and do not, limit the express choice of New York law set forth in Section 5.3(a) of this Agreement and as set forth in the other Loan Documents, and are set forth herein, if and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Missouri law is held to govern this Agreement, any Mortgage encumbering a Property located in Missouri or any other Loan Document:

(i)            THIS AGREEMENT AND THE RELATED DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)            Texas Provisions. The following Texas provisions are not intended to, and do not, limit the express choice of New York law set forth in Section 5.3(a) of this Agreement and as set forth in the other Loan Documents, and are set forth herein, if and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Texas law is held to govern this Agreement, any Mortgage encumbering a property located in Texas or any other Loan Document:

(i)            Without limiting any other provision of this Agreement, to the fullest permitted by applicable law, the Guarantor hereby expressly waives any and all rights and defenses available to sureties and guarantors under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require any Lender to take prior recourse or proceedings against any collateral, security, any Borrower or any other person. The Guarantor unconditionally and irrevocably waives any rights, defenses or remedies it may have under Chapter 43 and Section 17.001 of the Texas Civil Practice and Remedies Code and Texas Rule of Civil Procedure 31, including without limitation, notice, discharge, levy and subrogation.

(ii)            The Guarantor waives all rights to contest any deficiency asserted by any Lender as set forth in Texas Property Code 51.003, 51.004 and 51.005.

(d)            Notwithstanding anything to the contrary set forth in clauses (a) through (c) above, (i) if any Financed Properties or Financed Single Plat Developments are located in any State other than Indiana, Missouri or Texas, or (ii) if the Administrative Agent determines in its sole discretion that any State-specific provisions set forth in this Section 5.17 do not adequately reflect provisions that address local law matters for any applicable State, in each case as determined by the Administrative Agent in its sole discretion, the Administrative Agent, without the written consent of the Guarantor or any other Person, may amend this Section 5.17 to include additional State-specific provisions that address local law matters for such State that are customarily addressed in financing agreements for single family rental securitizations. The Administrative Agent shall provide written notice to the Guarantor of any such amendment. No consent of the Guarantor or any other Person shall be required for any such amendment to become effective.

5.18            Preferential Payment. The Guarantor agrees that to the extent any Borrower or any other guarantor makes any payment to Secured Parties in connection with the Obligations, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Secured Parties or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (including pursuant to any settlement entered into by any Secured Party in its discretion) (any such payment is hereinafter referred to as a “Preferential Payment”), then this Agreement shall continue to be effective or shall be deemed to be reinstated, as the case may be, and, to the extent of such payment or repayment by Secured Parties, the Obligations or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

5.19            Time is of the Essence. Time shall be of the essence for each and every provision in this Agreement of which time is an element.

[SIGNATURE pages FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

GUARANTOR:

BLUEROCK RESIDENTIAL GROWTH REIT, INC.
a Maryland corporation

By:	/s/ Jordan Ruddy
Name: Jordan Ruddy
Title: Authorized Signatory

Signature Page to BRG Sponsor Guaranty

ADMINISTRATIVE AGENT:

Deutsche Bank AG, NEW YORK Branch

By:	/s/ R. Chris Jones
Name: R. Chris Jones
Title: Director

By:	/s/ Ryan M. Stark
Name: Ryan M. Stark
Title: Managing Director

Signature Page to BRG Sponsor Guaranty

SCHEDULE I

NOTICE ADDRESSES

Guarantor	Chief Executive Office/ Location of Records/ Notice Address
Bluerock Residential Growth REIT, Inc.	1345 Avenue of the Americas 32nd Floor, Suite B New York, NY 10105 Attn: Jordan B. Ruddy

*With respect to notices delivered pursuant to the Loan Documents, in addition to the Guarantor’s address set forth herein:

a copy to:

The Peak Group
4925 Davis Blvd
North Richland Hills, TX 76180
Attn: Kim Giles, Ryan Bowers and Joe Ollis
Telephone: (817)-380-5756
Email:	kim@thepeak.group
ryan@thepeak.group
joeollis@thepeak.group

and

a copy to:

Bluerock Residential Growth REIT, Inc.
1345 Avenue of the Americas
32nd Floor, Suite B
New York, NY 10105
Attn: Jordan B. Ruddy
Telephone: 646-278-4223
Email: jruddy@bluerock.com